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                                                                    EXHIBIT 23.1

             CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT AUDITORS

    We consent to the incorporation by reference in this Registration Statement of CellNet Data Systems, Inc. on Form S-3 of our report dated February 2, 1998, appearing in the Annual Report on Form 10-K of CellNet Data Systems, Inc. for the year ended December 31, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE, LLP
San Jose, California
February 2, 1999